UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200

Irvine, California 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On April 29, 2009, Diedrich Coffee, Inc. (the “Company”) obtained an amended and restated commitment letter (the “Amended Commitment Letter”) from Sequoia Enterprises, L.P. (“Sequoia”) and Vessel Partners, L.P. (collectively, the “Lenders”), each of which is a limited partnership whose general partner also serves as the chairman of the Board of Directors of the Company. The Amended Commitment Letter amends the commitment letter obtained from the Lenders on March 27, 2009 (the “Prior Commitment Letter”) to extend the date by which the Lenders are required to enter into a $5,000,000 commitment letter or note agreement with the Company, from April 30, 2009 to June 30, 2009.

On April 29, 2009, the Company also entered into an Amendment No. 6 (the “Amendment”) to the Contingent Convertible Note Purchase Agreement (the “Note Purchase Agreement”) with Sequoia. The Amendment extends the maturity date of the Note Purchase Agreement and the notes issued thereunder until March 31, 2010 and was entered into in connection with the Prior Commitment Letter.

In connection with the extension, after the close of the Nasdaq Stock Market on April 29, 2009, the Company issued to Sequoia a warrant to purchase 70,000 shares of common stock of the Company at an exercise price of $7.40 per share (the “Warrant”), which was the closing price of the Company’s common stock on such date. The Warrant is exercisable by Sequoia, in whole or in part, at any time or from time to time, prior to April 29, 2014. The Warrant is not eligible for cashless exercise, but the Company is obligated to cause the common stock issued upon exercise of the Warrant to be registered with the SEC and applicable state governmental authorities and to be listed on the stock exchange on which the Company’s stock is traded at the time of exercise, in each case at the Company’s expense.

Consistent with the Company’s procedures for approving related party transactions, the Audit Committee of the Board of Directors, comprised of James W. Stryker, Timothy J. Ryan and Greg D. Palmer, authorized and approved the Amendment, the Warrant and the transactions contemplated thereby.

The foregoing descriptions of the Amended Commitment Letter, the Amendment and the Warrant are qualified in their entirety by reference to the full text of such documents, which are included herewith as Exhibits 10.1, 10.2 and 4.1, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Warrant, dated as of April 29, 2009, issued by Diedrich Coffee, Inc. to Sequoia Enterprises, L.P.

10.1	Amended and Restated Commitment Letter, dated as of April 29, 2009, by Sequoia Enterprises, L.P. and Vessel Partners, L.P.

10.2	Amendment No. 6 to Contingent Convertible Note Purchase Agreement, dated as of April 29, 2009, by and between Diedrich Coffee, Inc. and Sequoia Enterprises, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2009	DIEDRICH COFFEE, INC.

	By:	/s/ Sean M. McCarthy
Sean M. McCarthy Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant, dated as of April 29, 2009, issued by Diedrich Coffee, Inc. to Sequoia Enterprises, L.P.

10.1	Amended and Restated Commitment Letter, dated as of April 29, 2009, by Sequoia Enterprises, L.P. and Vessel Partners, L.P.

10.2	Amendment No. 6 to Contingent Convertible Note Purchase Agreement, dated as of April 29, 2009, by and between Diedrich Coffee, Inc. and Sequoia Enterprises, L.P.

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